For Immediate Release	Contact: Frank Paci
June 17, 2008	(919) 774-6700

The Pantry to Present at the William Blair & Company Growth Stock Conference.

SANFORD, N.C.--(BUSINESS WIRE)--June 17, 2008--The Pantry, Inc. (Nasdaq:PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that Company management will present at the William Blair & Company Growth Stock Conference in Chicago.

The session featuring Frank Paci, Chief Financial Officer of The Pantry, is scheduled for 12:10 p.m. Eastern Time on Thursday, June 19, 2008. A live audio webcast will be available at www.thepantry.com. A replay also will be available for 30 days after the conference.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of June 16, 2008, the Company operated 1,660 stores in eleven states under select banners, including Kangaroo Express(R), its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.